Exhibit 99.1

Harris Corporation Reports Fiscal 2014 First Quarter Results

MELBOURNE, Florida, October 29, 2013 — Harris Corporation (NYSE:HRS) reported revenue in the first quarter of fiscal 2014 of $1.19 billion and income from continuing operations of $128 million, or $1.18 per diluted share. Income from continuing operations in the prior year was $129 million, or $1.14 per diluted share. Orders in the first quarter were $1.20 billion. The company generated free cash flow (net cash provided by operating activities less capital expenditures) of $139 million in the first quarter compared with $77 million in the prior year. Free cash flow was 109 percent of income from continuing operations.

“First quarter operating performance provided a positive start to our fiscal year,” said William M. Brown, president and chief executive officer. “Previous restructuring actions together with our continuing progress on operational excellence allowed us to post solid results in the quarter, despite the tough government spending environment.”

During the quarter, Harris increased its dividend 13.5 percent, used $100 million in cash to repurchase common stock, and approved a new $1 billion share repurchase authorization.

RF Communications

Revenue in the first quarter for the RF Communications segment was $423 million compared with $445 million in the prior year. Tactical Communications revenue was $305 million, decreasing 1 percent, and Public Safety revenue was $118 million, decreasing 14 percent. Segment operating income was $135 million compared with $134 million in the prior year. Operating margin was 32.0 percent compared with 30.2 percent in the prior year.

Segment orders totaled $348 million, including $225 million in Tactical Communications. Public Safety orders were $123 million, increasing 12 percent compared with the prior year. Book-to-bill was .82 for the segment, and backlog was $664 million in Tactical Communications and $607 million in Public Safety.

During the quarter, Harris was awarded a 2-year, $141 million sole-source, Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Army for the Mid-Tier Networking Vehicular Radio (MNVR) program and received an initial order of $8 million for up to 232 radio systems. Following the close of the quarter, Harris was awarded an $847 million increase in the ceiling value of its sole-source, IDIQ contract with the U.S. Army Communications-Electronics Command (CECOM), which supports international sales of tactical radio systems under the U.S. Government’s Foreign Military Sales program.

Public Safety orders in the quarter included $40 million from Mobile County, Alabama, to deploy a P25 emergency communications system.

Integrated Network Solutions

Revenue in the first quarter for the Integrated Network Solutions segment was $376 million compared with $386 million in the prior year, due to lower revenue from U.S. Government customers in both IT Services and CapRock Communications. Segment operating income was $30 million compared with $33 million in the prior year.

During the quarter, IT Services orders included $89 million from the U.S. Department of Veterans Affairs (VA) for the expansion of its wireless network infrastructure, $35 million from the U.S. State Department under the Consular Affairs Support Services contract, and $22 million from the U.S. Air Force to provide enterprise IT support services for the North American Air Defense Command (NORAD) and U.S. Northern Command (USNORTHCOM). Other awards included a $65 million follow-on contract to provide worldwide satellite data and communications support for the U.S. Air Force’s Satellite Control Network and Global Positioning System antenna sites, and a 7-year, multi-vendor Network-Centric Solutions-2 (NETCENTS-2) Applications Services IDIQ contract from the U.S. Air Force with a $960 million ceiling value.

CapRock Communications was awarded a 7-year, $45 million contract including options and received an initial order of $24 million from a global oil and gas services company to provide satellite communications solutions for its fleet of offshore service vessels. Following the close of the quarter, CapRock was awarded a 5-year contract from Carnival Corporation to provide dual-band satellite voice, data and internet services across its fleet of 103 ships. This is the second win from a major cruise line in the last 18 months, making Harris the satellite communications solutions provider for the top two cruise lines in the world.

Government Communications Systems

Revenue in the first quarter for the Government Communications Systems segment was $412 million, declining 9 percent compared with $455 million in the prior year, primarily due to the timing of NOAA’s GOES-R weather program transitioning to an integration and test phase and from lower revenue from Department of Defense customers, partially offset by higher revenue from classified customers and from other civil agency customers, including the FAA. Segment operating income was $64 million compared with $66 million in the prior year. Operating margin in the first quarter was 15.5 percent and resulted from strong program performance.

During the quarter, Harris was awarded a 7-year, $150 million contract from the FAA to provide the Data Communication Network Services (DCNS) component of the NextGen Data Communications and Integrated Services (DCIS) program, bringing total contract value on the program to $481 million. Harris also received awards totaling $126 million from classified customers and a 5-year, multi-vendor

Communications and Transmission Systems (CTS) IDIQ contract from the U.S. Army with a $4.1 billion ceiling value to provide upgrades and maintenance of the Army’s terrestrial communications networks worldwide.

Earnings Guidance

Harris reiterated its fiscal 2014 guidance for income from continuing operations in a range of $4.65 to $4.85 per diluted share and for revenue declining 1 to 3 percent compared with the prior year.

Harris will host a conference call today, October 29, at 8:30 a.m. Eastern Time (ET) to discuss its first quarter fiscal 2014 financial results. The dial-in numbers for the teleconference are (866) 730-5771 (U.S.) and (857) 350-1595 (International), using participant code 96556908. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on October 29.

About Harris Corporation Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 14,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including free cash flow for the first quarter of fiscal 2014 and the first quarter of fiscal 2013, in each case excluding cash flow for capital expenditures. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial Statements (Five tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2014; potential contract opportunities and awards; the potential value of contract awards; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of the company’s relationship with the U.S. Government or a shift in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general weakness in the global economy and U.S. Government’s budget deficits and national debt and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses; performance of the company’s subcontractors and suppliers; potential claims that the company is infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in the company’s effective tax rate; the potential impact of natural disasters or other disruptions on the company’s operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘14 First Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012
	(In millions, except per share amounts)
Revenue from product sales and services	$1,191.9	$1,261.5

Cost of product sales and services	(774.5)	(848.3)
Engineering, selling and administrative expenses	(207.8)	(198.2)
Non-operating income	1.3	—
Interest income	0.6	0.5
Interest expense	(23.7)	(27.9)

Income from continuing operations before income taxes	187.8	187.6
Income taxes	(60.4)	(59.3)

Income from continuing operations	127.4	128.3
Discontinued operations, net of income taxes	(1.7)	(214.3)

Net income (loss)	125.7	(86.0)
Noncontrolling interests, net of income taxes	0.1	0.2

Net income (loss) attributable to Harris Corporation	$125.8	$(85.8)

Net income (loss) per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$1.19	$1.15
Discontinued operations	(0.02)	(1.92)

	$1.17	$(0.77)

Diluted
Continuing operations	$1.18	$1.14
Discontinued operations	(0.02)	(1.90)

	$1.16	$(0.76)

Cash dividends paid per common share	$0.42	$0.37

Basic weighted average common shares outstanding	106.4	111.9
Diluted weighted average common shares outstanding	107.3	112.6

Table 2

HARRIS CORPORATION

FY ‘14 First Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012
	(In millions)
Revenue
RF Communications	$423.0	$444.7
Integrated Network Solutions	375.6	385.5
Government Communications Systems	411.6	454.5
Corporate eliminations	(18.3)	(23.2)

	$1,191.9	$1,261.5

Income From Continuing Operations Before Income Taxes
Segment Operating Income:
RF Communications	$135.2	$134.1
Integrated Network Solutions	29.7	33.1
Government Communications Systems	64.0	66.4
Unallocated corporate expense	(16.0)	(16.7)
Corporate eliminations	(3.3)	(1.9)
Non-operating income	1.3	—
Net interest expense	(23.1)	(27.4)

	$187.8	$187.6

Table 3

HARRIS CORPORATION

FY ‘14 First Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012
	(In millions)
Operating Activities
Net income (loss)	$125.7	$(86.0)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	50.0	54.8
Share-based compensation	8.4	6.0
Non-current deferred income taxes	29.9	10.3
Gain on sale of securities available-for-sale	—	(6.0)
Loss on sale of discontinued operations	1.7	—
Impairment of assets of discontinued operations	—	222.3
(Increase) decrease in:
Accounts and notes receivable	20.8	78.4
Inventories	12.4	(43.6)
Increase (decrease) in:
Accounts payable and accrued expenses	(81.8)	(119.1)
Advance payments and unearned income	0.7	(2.5)
Income taxes	15.3	11.5
Other	(10.5)	(5.6)

Net cash provided by operating activities	172.6	120.5

Investing Activities
Cash paid for cost-method investment	—	(0.8)
Additions of property, plant and equipment	(33.4)	(39.9)
Additions of capitalized software	—	(3.8)
Proceeds from sale of discontinued operations	27.0	—
Proceeds from sale of securities available-for-sale	—	7.9

Net cash used in investing activities	(6.4)	(36.6)

Financing Activities
Proceeds from borrowings	4.8	10.7
Repayments of borrowings	(69.3)	(81.5)
Proceeds from exercises of employee stock options	62.6	60.5
Repurchases of common stock	(106.7)	(63.9)
Cash dividends	(45.3)	(41.9)

Net cash used in financing activities	(153.9)	(116.1)

Effect of exchange rate changes on cash and cash equivalents	3.9	3.0

Net increase (decrease) in cash and cash equivalents	16.2	(29.2)

Cash and cash equivalents, beginning of year	321.0	356.0

Cash and cash equivalents, end of quarter	$337.2	$326.8

Table 4

HARRIS CORPORATION

FY ‘14 First Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	September 27, 2013	June 28, 2013
	(In millions)
Assets

Cash and cash equivalents	$337.2	$321.0
Receivables	676.1	696.8
Inventories	656.3	668.7
Income taxes receivable	25.9	36.2
Current deferred income taxes	115.3	121.2
Other current assets	78.7	77.2
Current assets of discontinued operations	—	27.0
Property, plant and equipment	651.9	653.2
Goodwill	1,703.1	1,692.0
Intangible assets	297.3	308.1
Non-current deferred income taxes	95.3	124.8
Other non-current assets	143.6	132.2

	$4,780.7	$4,858.4

Liabilities and Equity

Short-term debt	$88.6	$144.6
Accounts payable	315.1	339.5
Compensation and benefits	166.9	234.3
Other accrued items	251.4	255.8
Advance payments and unearned income	308.7	308.0
Current deferred income taxes	0.9	1.8
Current portion of long-term debt	4.9	13.4
Long-term debt	1,577.1	1,577.1
Long-term contract liability	93.7	96.8
Other long-term liabilities	343.3	325.9
Equity	1,630.1	1,561.2

	$4,780.7	$4,858.4

Table 5

HARRIS CORPORATION

FY ‘14 First Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Free Cash Flow

(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012
	(In millions)
Net cash provided by operating activities	$172.6	$120.5
Less capital expenditures	(33.4)	(43.7)

Free cash flow (1)	$139.2	$76.8

Income from continuing operations attributable to Harris Corporation	$127.5	$128.5

Free cash flow / Income from continuing operations attributable to Harris Corporation	109.2%	59.8%

(1)	We believe free cash flow is useful to investors in understanding period-over-period operating results and analyzing trends in our business. We use free cash flow to measure operating performance and for some management compensation purposes.